Grant Park
FUTURES FUND

Continuous operation since 1989

Multi-advisor commodity pool sponsored by Dearborn Capital Management, LLC

Monthly Flash Report
July 31, 2008

Dearborn
Capital Management, LLC

MONTHLY COMMENTARY

Least profitable last month were positions in the energy markets. After several months of breaching all-time highs, crude oil experienced an 11.74% price decline moving against Grant Park's long positions. The early part of crude's price break was the result of an unexpected directional shift in this season's first "named hurricane," Hurricane Bertha. Speculators were forced to take losses on bullish positions as Bertha moved contrary to prior weather forecasts and traveled clear of platforms in the Gulf of Mexico. Perhaps the most influential factor present in the energy markets this month was decreased demand for fuels across the globe. The softs/agriculturals sector proved to be difficult for Grant Park this month as a near sector-wide downshift in the grains markets moved contrary to Grant Park's positions. Following several months of positive performance, positions in the corn and soybean markets experienced losses as they endured massive selloffs. Shifting weather patterns in the Midwest and other crop growing regions have allowed for optimal growing conditions leading to a price decline. Grant Park's positions in the fixed income markets produced losses for July. The bulk of the setbacks were in the European fixed income markets. Short positions in the German bund and Euribor (European Interbank Offered Rate) markets registered losses after a poor economic outlook for the European economy drove prices upwards. Falling consumer confidence levels, poor growth data for Germany, and record-high inflation levels all helped paint the backdrop for rallies in the fixed income markets. Positions in the metals sector registered minor losses as well. A month-end rally in the greenback put pressure on the sector, having an especially large impact on copper prices. Another factor influencing metals prices this past month has been Congress' threats of interfering in the commodity markets. Although the sights of regulators are fixed primarily on the grains and energy markets, the mere discussion of intervention has caused many larger institutions to liquidate positions and remain on the sidelines of most commodity markets. Grant Park posted gains this month in the equity indices markets. The main drivers in the sector were short positions in the European and U.S. equity markets. Here at home, the possible failure of mortgage giants Fannie Mae and Freddie Mac sent ripples through the markets, causing many speculators to lose confidence and begin liquidating their equity positions, pushing prices downwards. This price break however was quelled to some extent by month's end as the U.S. Congress voted to impose measures to protect the two mortgage-lenders. Abroad, various European indices, such as the CAC 40 and IBEX 35, declined as poor economic conditions in the Eurozone continued. The ECB President's failure to raise rates and Germany's announcement that the second quarter would produce yet another quarter of negative GDP growth played a big part in putting pressure on shares. On the wings of a variety of non-major currencies, Grant Park's positions in the sector registered profits this past month. Early in the month the portfolio's short dollar positions earned modest gains as the news of failing mortgage-lenders, Fannie Mae and Freddie Mac put pressure on the greenback. The biggest contributors to the sector, however, were long positions in the Colombian and Mexican pesos. In response to rising inflation sweeping across Mexico and Latin America, both the Colombian and Mexican Central Banks opted to raise rates in July, giving their respective currencies a boost.

July 31, 2008 Statistics*

	Class A Units	Class B Units
Monthly Rate of Return	(5.06%)	(5.12%)
Year-to-Date Return	11.45%	10.89%
Net Asset Value	$1,459.405	$1,267.142

Statistics since inception – Class A Units **
January 1, 1989 through July 31, 2008

Total Fund Assets (A and B):	$547M
12 Month Return:	22.81%
36 Month Cumulative Return:	38.58%
60 Month Cumulative Return:	32.03%
Compounded Annual ROR:	16.17%
3 Yr. Comp. Ann. ROR:	11.49%
5 Yr. Comp. Ann. ROR:	5.71%
10 Yr. Comp. Ann. ROR:	8.68%
Average 12-Month Return:	20.96%
Worst Drawdown (5/89-10/89):	(38.87%)
Worst Drawdown Last 5 Years (2/04-8/04):	(23.65%)
Average 1-Month Gain:	7.07%
Average 1-Month Loss:	(4.72%)
# of Winning Months	126
# of Losing Months:	109

See the glossary at the end of this presentation for definitions relevant to this table.

**The portion of Grant Park's net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP.*

***Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.*

Grant Park Sector Exposure as of July 31, 2008


AGS/SOFTS
14%
INTEREST RATES
13%
ENERGY
21%
CURRENCIES
26%
METALS
12%
STOCK INDICES
14%

For a list of markets traded in each market sector, please refer to the end of this presentation.

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park's trading advisors and through its investment in the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. The trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

HISTORICAL PERFORMANCE

Class A Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	A Unit YTD
1989	0.97%	(3.29%)	17.34%	(9.51%)	26.07%	(3.31%)	0.70%	(21.72%)	(1.68%)	(18.43%)	5.37%	29.00%	8.61%
1990	5.20%	6.32%	22.20%	31.10%	(15.80%)	14.00%	16.03%	22.83%	14.76%	5.49%	2.83%	(2.65%)	197.04%
1991	(12.36%)	(13.31%)	1.75%	(6.52%)	(1.90%)	3.93%	(10.99%)	(1.85%)	6.76%	0.12%	(0.21%)	35.80%	(6.77%)
1992	(15.23%)	(5.32%)	(2.32%)	(4.13%)	(2.34%)	8.33%	16.34%	7.34%	(11.40%)	(0.72%)	2.41%	(5.55%)	(15.50%)
1993	2.38%	18.13%	1.57%	15.69%	2.30%	(2.34%)	20.56%	0.16%	(3.99%)	(5.39%)	4.57%	13.15%	84.25%
1994	(13.74%)	(9.39%)	23.25%	2.31%	14.29%	14.25%	(5.96%)	(6.26%)	2.76%	(7.54%)	15.50%	(0.17%)	24.30%
1995	(10.69%)	16.37%	20.67%	10.88%	14.93%	(1.82%)	(14.36%)	(11.29%)	(10.54%)	(5.40%)	2.77%	18.69%	23.04%
1996	(1.09%)	(13.59%)	(1.34%)	4.97%	(4.35%)	2.32%	(1.48%)	(2.53%)	3.81%	14.82%	7.80%	(6.99%)	(0.59%)
1997	6.82%	7.61%	1.06%	(8.45%)	(0.91%)	0.34%	15.73%	(8.17%)	2.92%	(5.18%)	0.81%	6.10%	17.31%
1998	1.96%	2.62%	(1.08%)	(7.46%)	3.13%	(0.37%)	(0.30%)	24.62%	6.23%	(4.64%)	(3.21%)	2.09%	22.40%
1999	(2.02%)	7.95%	(5.18%)	2.92%	(5.51%)	0.22%	(2.68%)	(1.16%)	1.54%	(8.65%)	2.10%	3.05%	(8.24%)
2000	(1.12%)	0.69%	(1.70%)	(3.84%)	1.80%	(3.51%)	(1.60%)	4.36%	(2.30%)	0.80%	8.91%	9.00%	10.97%
2001	1.86%	0.53%	6.63%	(4.51%)	(0.47%)	(2.66%)	0.12%	2.88%	3.69%	5.30%	(7.80%)	2.14%	7.00%
2002	(0.87%)	(5.95%)	2.26%	(3.07%)	5.17%	10.07%	6.63%	1.57%	2.87%	(6.04%)	(2.53%)	5.58%	15.25%
2003	2.72%	5.77%	(7.47%)	2.57%	9.68%	(1.26%)	(0.49%)	0.19%	0.13%	2.52%	(0.91%)	6.00%	20.03%
2004	0.38%	7.33%	(1.40%)	(11.66%)	(4.75%)	(4.47%)	(3.36%)	(0.32%)	1.07%	3.43%	8.45%	(0.89%)	(7.58%)
2005	(5.96%)	3.42%	(0.51%)	(5.05%)	3.98%	1.89%	(1.96%)	1.97%	(0.04%)	(3.38%)	4.16%	(1.36%)	(3.44%)
2006	3.49%	(3.28%)	4.06%	9.46%	(0.81%)	(2.85%)	(3.66%)	2.20%	(1.10%)	(0.64%)	3.59%	(0.92%)	9.11%
2007	1.25%	(4.18%)	(4.55%)	5.23%	4.60%	4.16%	(3.72%)	(3.71%)	8.78%	5.23%	(0.66%)	0.63%	12.63%
2008	2.49%	9.66%	(0.63%)	(0.13%)	2.11%	3.06%	(5.06%)						11.45%

Class B Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	B Unit YTD
2003								0.12%	0.06%	2.45%	(0.98%)	5.93%	7.66%
2004	0.31%	7.25%	(1.47%)	(11.72%)	(4.82%)	(4.55%)	(3.44%)	(0.40%)	0.99%	3.35%	8.37%	(0.96%)	(8.40%)
2005	(6.04%)	3.34%	(0.59%)	(5.12%)	3.90%	1.81%	(2.03%)	1.89%	(0.11%)	(3.45%)	4.08%	(1.35%)	(4.25%)
2006	3.41%	(3.35%)	3.98%	9.33%	(0.88%)	(2.92%)	(3.73%)	2.12%	(1.17%)	(0.71%)	3.51%	(0.90%)	8.28%
2007	1.18%	(4.25%)	(4.62%)	5.15%	4.52%	4.09%	(3.79%)	(3.78%)	8.70%	5.16%	(0.73%)	0.64%	11.76%
2008	2.42%	9.58%	(0.70%)	(0.20%)	2.03%	2.99%	(5.12%)						10.89%

Class B Units carry an additional 0.96% in fees and expenses per year over Class A Units.

THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annual Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

Dearborn
Capital Management, LLC

555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com

NOTES

Market Sectors: Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

Interest Rates
US Bonds & Notes
European Bonds
Pacific Rim Bonds

Energy
Crude Oil
Heating Oil
Natural Gas
Unleaded Gas

Metals
Gold
Silver
Nickel
Copper
Aluminum

Currencies
US Dollar
Euro
British Pound
Yen
Australian Dollar
Mexican Peso

Stock Indices
US
European
Pacific Rim

Agriculturals/Softs
Grains
Meats
Cotton
Coffee
Sugar
Orange Juice
Cocoa

INVESTMENT HIGHLIGHTS

Minimum Investment:
Class B Units: New Accounts - $5,000 Individual/$1,000 ERISA or qualified plans. Additional minimum investments $1,000. Class A Units: New Accounts - $200,000. Additional minimum investments $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:
Dearborn Capital Management, LLC

Portfolio Managers:
Eckhardt Trading Company, EMC Capital Management, Global Advisors, Graham Capital Management, Rabar Market Research, Transtrend, Welton Investment Corporation and Winton Capital Management through the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio Class - GP.

Redemptions:
Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

Suitability:
Varies from state to state but at least a minimum of $70,000 annual income and a net worth of $70,000 exclusive of home, auto and furnishings, or $250,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Financial Advisor as firm requirements may also vary.